Exhibit 10.4

Stratim Cloud Acquisition Corp.

1605 Pine Cone Circle
Incline Village, Nevada 89451

March 11, 2021

Stratim Cloud Acquisition, LLC

1605 Pine Cone Circle
Incline Village, Nevada 89451

Re: Administrative Services Agreement

Gentlemen:

This letter agreement by and between Stratim Cloud Acquisition Corp., a Delaware corporation (the “Company”), and Stratim Cloud Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-253174 ) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Sponsor shall make available to the Company, at 1605 Pine Cone Circle, Incline Village, Nevada 89451 (or any successor location or other existing office locations of the Sponsor or any of its affiliates), certain office space, administrative and support services, including compliance services, as may be reasonably requested by the Company. In exchange therefor, the Company shall pay, on the first day of each month, to the Sponsor the sum of $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.	The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Sponsor may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

STRATIM CLOUD ACQUISITION CORP.

By:	/s/ Sreekanth Ravi
	Name:	Sreekanth Ravi
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

STRATIM CLOUD Acquisition, LLC

By:	/s/ Zachary Abrams
	Name:	Zachary Abrams
	Title:	Member